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                                                                 EXHIBIT 10.3(D)

                         INTELLIGENT SYSTEMS CORPORATION

                    NON-EMPLOYEE DIRECTORS' STOCK OPTION PLAN


         1. PURPOSE. The purpose of the Intelligent Systems Corporation Non-Employee Directors' Stock Option Plan (the "Plan") is to advance the interests of Intelligent Systems Corporation (the "Company"), a Georgia corporation, and its shareholders by providing members of the Company's Board of Directors (the "Board") who are not employees of the Company or any of its subsidiaries with additional incentives to promote the success of the Company, to increase their proprietary interest in the success of the Company, and to encourage them to remain on its Board.

         2.       ADMINISTRATION.

         This Plan shall be administered by the Board or a committee appointed by it for the purpose of administering the Plan (the Board or such committee, as the case may be, in such administrative capacity being hereinafter referred to as the "Administrator"). The Administrator shall have all the powers vested in it by the terms of the Plan, which include the authority (within the limitations described herein) to prescribe the form of the agreements embodying the awards of the non-qualified stock options (the "Options"). The Administrator, subject to the provisions of the Plan, shall grant Options under the Plan and shall have the power to construe the Plan, to determine all questions arising hereunder, and to adopt and amend such rules and regulations for the administration of the Plan as it may deem desirable. Any decision of the Administrator in the administration of the Plan, as described herein, shall be final and conclusive. The Administrator may act only by a majority of its members in office, except that the members of the Administrator may authorize any one or more of their number or the Secretary or any other executive officer of the Company to execute and deliver documents on behalf of the Administrator.

         3. PARTICIPATION. Each member of the Board of the Company who is not an employee of the Company or any of its subsidiaries (a "Non-Employee Director") shall receive Options in accordance with Paragraph 5 below. As used herein, the term "subsidiary" means any corporation at least 50% of whose outstanding voting stock is owned, directly or indirectly, by the Company.

         4.       AWARDS UNDER THE PLAN.

         (a) Type of Awards. Awards under the Plan shall include only Options, which are rights to purchase shares of the common stock of the Company having a par value of $.01 per share (the "Shares"). All Options are subject to the terms, conditions, and restrictions specified in this Plan.


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         (b)      Maximum Number of Shares That May be Issued. No more than
200,000 Shares, subject to adjustment as provided in Paragraph 6 below, may be issued under the Plan pursuant to the exercise of Options.

         (c) Rights with Respect to Shares. A Non-Employee Director to whom an Option is granted (and any person succeeding to such a Non-Employee Director's rights pursuant to the Plan) shall have no rights as a shareholder with respect to any Shares issuable pursuant to any such Option until the date of the issuance of a stock certificate to him for such Shares. Except as provided in Paragraph 6 below, no adjustment shall be made for dividends, distributions, or other rights (whether ordinary or extraordinary, and whether in cash, securities, or other property) for which the record date is prior to the date such stock certificate is issued.

         5. NON-QUALIFIED STOCK OPTIONS. All Options shall be non-qualified. Each Option shall be evidenced by an agreement in such form as the Board shall prescribe from time to time in accordance with the Plan and shall be subject to the following terms and conditions:

         (a) The Option exercise price shall be the fair market value of the Shares subject to such Option on the date the Option is granted. The fair market value per Share on any date shall mean the closing sales price, regular way, or in the absence thereof, the mean of the last reported bid and asked quotations, on the date of grant.

         (b) Each Non-Employee Director on the date of adoption of the Plan shall receive an Option for 5,000 Shares. Any Non-Employee Director initially elected to the Board subsequent to the adoption of the Plan shall receive an Option for 5,000 Shares upon his election to the Board. Beginning on the date of the adoption of this Plan, on the date of the Annual Meeting of Shareholders each year thereafter during the life of this Plan, each Non-Employee Director then serving, shall receive an Option for 4,000 Shares. Such Options shall be subject to the terms, conditions and restrictions specified in this Plan.

         (c) An Option shall not be transferable by the optionee other than by will or the laws of descent and distribution, or pursuant to a qualified domestic relations order as defined by the Internal Revenue Code of 1986, as amended, or Title I of the Employee Retirement Income Security Act of 1974, as amended.

         (d) All Options shall have a term not to exceed ten (10) years and shall become cumulatively exercisable as to 50 percent of the shares covered thereby on each of the first and second anniversaries of the date of grant, so that on and after the second anniversary the Option shall be exercisable (to the extent not theretofore exercised) as to all of the Shares covered thereby. If an Option becomes exercisable on any such anniversary as to other than a whole number of Shares, such number shall be rounded down to the nearest whole number.

         (e) An Option shall not be exercisable unless payment in full is made for the Shares being acquired thereunder at the time of exercise, such payment to be made in United States Dollars by cash or check. It is expressly acknowledged, however, that to the extent permitted by


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Section 16 of the Securities Exchange Act of 1934 ("Section 16") "Cashless"
exercises are permitted under this Plan.

         (f) Subject to Subparagraph 5(g) with respect to a Change of Control (as hereinafter defined), if a participant ceases to be a Non-Employee Director, the Non-Employee Director shall continue to have the right to exercise any Options for Shares that were exercisable at the time the Non-Employee Director ceased being a Non-Employee Director. All Options that were not exercisable at the time the Non-Employee Director ceased being a Non-Employee Director, shall be cancelled and of no further force or effect.

         (g) Notwithstanding any other contrary provision of this Plan, any outstanding Option which has not by its terms expired shall become exercisable in full in the event of a Change in Control. For purposes of this paragraph (g), a Change in Control shall mean:

                  (i) The accumulation by an unrelated person of beneficial ownership of more than 25% of the Company's stock; or

                  (ii) The sale, or agreement to sell, all or substantially all of the Company's assets to an unrelated person, in a merger or otherwise; or

                  (iii) A change in control within the meaning of the SEC rules (control means "the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a person, whether through ownership of voting securities, by contract, or otherwise").

         6. CAPITAL ADJUSTMENTS. The number and price of Shares covered by each Option and the total number of Shares that may be optioned and sold under the Plan shall be proportionately adjusted to reflect any stock dividend, stock split, or share combination of the common stock or any recapitalization of the Company. In the event of any merger, consolidation, reorganization, liquidation, or dissolution of the Company, or any exchange of Shares involving the common stock, any Option granted under the Plan shall automatically be deemed to pertain to the securities and other property to which a holder of the number of Shares covered by the Option would have been entitled to receive in connection with any such event. The Administrator shall have the sole discretion to make all interpretations and determinations required under this paragraph to the extent it deems equitable and appropriate.

                  The Company, during the term of the Options granted hereunder, shall at all times reserve and keep available, and will seek to obtain from any regulatory body having jurisdiction, any requisite authority in order to issue and sell such number of Shares of common stock as shall be sufficient to satisfy the requirements of the Options granted under the Plan. If, in the opinion of its counsel, the issuance or sale of any Shares of its stock hereunder shall not be lawful for any reason, including the inability of the Company to obtain from any regulatory body having jurisdiction authority deemed by such counsel to be necessary to such issuance or sale, the Company shall not be obligated to issue or sell any such Shares.


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         7.       DEATH OR TOTAL DISABILITY. If any person to whom an Option has been granted shall die or become totally disabled while holding an Option that has not been fully exercised, his executors, administrators, heirs, personal representatives, or distributees, as the case may be, may, at any time until the expiration of the term of the Option, exercise the Option to the extent it was exercisable at the date of such participant's death or total disability. All Options that were not exercisable at the date of such participant's death or total disability shall be cancelled and of no further force and effect.

         8. INDEMNIFICATION. Each person who is or shall have been a member of the Board shall be indemnified and held harmless by the Company against and from any and all loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him in connection with or resulting from any claim, action, suit, or proceeding to which he may be or become involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him in settlement thereof (with the Company's written approval) or paid by him in satisfaction of a judgment in any such action, suit, or proceeding, except a judgment in favor of the Company based upon a finding of his lack of good faith; subject, however, to the condition that upon the institution of any claim, action, suit, or proceeding against him, he shall in writing give the Company an opportunity, at its expense, to handle and defend the same before he undertakes to handle and defend it on such person's own behalf. The foregoing right of indemnification shall not be exclusive of any other right to which such person may be entitled as a matter of law or otherwise, or any power that the Company may have to indemnify him or hold him harmless. Each member of the Board and each officer and employee of the Company shall be fully justified in relying or acting in good faith upon any information furnished in connection with the administration of the Plan by any appropriate person or persons other than himself. In no event shall any person who is or shall have been a member of the Board or an officer or employee of the Company be held liable for any determination made or other action taken or any omission to act in reliance upon any such information as referred to in the preceding sentence, or for any action (including the furnishing of information) taken or any omission to act, when any such determination, action, or omission is made in good faith.

         9.       MISCELLANEOUS PROVISIONS.

         (a) No Non-Employee Director or other person shall have any claim or right to be granted an Option under the Plan. Neither the Plan nor any action taken hereunder shall be construed as giving a Non-Employee Director any right to be retained in the service of the Company.

         (b) A participant's rights and interests under the Plan may not be assigned or transferred in whole or in part either directly or by operation of law or otherwise (except in the event of a participant's death, by will or the laws of descent and distribution or pursuant to a qualified domestic relations order), including, but not by way of limitation, execution, levy, garnishment, attachment, pledge, bankruptcy, or in any other manner, and no such right or interest of any participant in the Plan shall be subject to any obligation or liability of such


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participant.

         (c) No Shares shall be issued hereunder unless counsel for the Company shall be satisfied that such issuance will be in compliance with applicable federal, state, and other securities laws.

         (d) The Shares issued hereunder may not be sold except in full compliance with Section 16 and all other applicable federal, state and other securities laws. In particular, but without limiting the foregoing, no Shares received pursuant to an exercise of an Option may be sold within 6 months of a purchase that is subject to the liability provisions of Section 16.

         (e) It shall be a condition to the obligation of the Company to issue Shares upon exercise of an Option that the participant (or any beneficiary or person entitled to act under paragraph 7 above) pay to the Company, upon its demand, such amount as may be requested by the Company for the purpose of satisfying any liability to withhold federal, state, local, or foreign income or other taxes. If the amount requested is not paid, the Company may refuse to issue Shares.

         (f) The expenses of administration of the Plan shall be borne by the Company.

         (g) The Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to ensure the issuance of Shares upon exercise of any Option under the Plan and issuance of Shares upon exercise of Options shall be subordinate to the claims of the Company's general creditors.

         (h) By accepting any Option or other benefit under the Plan, each participant and each person claiming under or through him shall be conclusively deemed to have indicated his acceptance and ratification of, and consent to, any action taken under the Plan by the Company or the Administrator.

         (i) The appropriate officers of the Company shall cause to be filed any reports, returns, or other information regarding Options hereunder or any Shares issued pursuant hereto as may be required by the Securities Exchange Act of 1934, as amended, the Securities Act of 1933, as amended, or any other applicable statute, rule, or regulation (excluding reports pursuant to Section 16, which shall be the sole responsibility of a Non-Employee Director who receives or exercises an Option).

         10. AMENDMENT. The Plan may be amended at any time and from time to time by the Board as the Board shall deem advisable. No amendment of the Plan shall materially and adversely affect any right of any participant with respect to any Option theretofore granted without such participant's written consent.

         11. TERMINATION. This Plan shall terminate upon the earlier of the following dates or events to occur:


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         (a)      upon the adoption of a resolution of the Board terminating the
Plan; or

         (b) ten years from the date the Plan is initially approved and adopted by the Board.

No termination of the Plan shall materially and adversely affect any of the rights or obligations of any person, without his or her consent, under any Option theretofore granted under the Plan.


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